EXHIBIT 11

                              DOCUCON, INCORPORATED

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                                      YEAR ENDED DECEMBER 31
                                                       --------------------------------------------------
                                                           1996               1995               1994
                                                       ------------       ------------       ------------
COMPUTATION OF PRIMARY EARNINGS (LOSS) PER SHARE:
  Net income (loss) ................................   $    764,671       $   (605,563)      $ (1,722,701)
   Less- Preferred stock dividend requirements .....        (55,688)           (60,334)           (63,170)
                                                       ------------       ------------       ------------
        Net income (loss) applicable to common
         stockholders used for computation .........   $    708,983       $   (665,897)      $ (1,785,871)
                                                       ============       ============       ============
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
  OUTSTANDING ......................................     11,945,504         11,690,161         11,542,636

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
  ASSUMED CONVERSION OF OPTIONS AND WARRANTS .......        539,818               --                7,273
                                                       ------------       ------------       ------------
WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE
  EQUIVALENTS USED FOR COMPUTATION .................     12,485,322         11,690,161         11,549,909
                                                       ============       ============       ============
PRIMARY EARNINGS (LOSS) PER COMMON SHARE AND COMMON
  SHARE EQUIVALENT .................................   $        .06       $       (.06)      $       (.15)
                                                       ============       ============       ============
COMPUTATION OF FULLY DILUTED EARNINGS (LOSS) PER
  SHARE:
   Net income (loss) ...............................   $    764,671       $   (605,563)      $ (1,722,701)
   Preferred stock dividend requirements ...........        (55,688)           (60,334)           (63,170)
   Increase in net income applicable to
   Common Stock for-
     Preferred stock dividends not incurred upon
      assumed conversion of preferred stock ........         55,688             60,334             63,170
                                                       ------------       ------------       ------------
        Net income (loss) applicable to common
         stockholders used for computation .........   $    764,671       $   (605,563)      $ (1,722,701)
                                                       ============       ============       ============
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
  OUTSTANDING ......................................     11,945,504         11,690,161         11,542,636

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
  ASSUMED CONVERSION OF OPTIONS AND WARRANTS .......        539,818               --                7,273

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
  ASSUMED CONVERSION OF THE PREFERRED STOCK ........        672,779            731,542            766,659
                                                       ------------       ------------       ------------

WEIGHTED AVERAGE SHARES USED FOR COMPUTATION .......     13,158,101         12,421,703         12,316,568
                                                       ============       ============       ============


EARNINGS (LOSS) PER COMMON SHARE AND COMMON SHARE
  EQUIVALENT ASSUMING FULL DILUTION (a) ............   $        .06(a)    $       (.05)(a)   $       (.14)(a)
                                                       ============       ============       ============

(a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3 percent or is antidilutive.